July 30, 2018

Marla Ryan

VIA HAND DELIVERY

Re:	Amendment to Employment Terms

Dear Marla:

Reference is hereby made to the Letter Agreement between you and Destination Maternity Corporation effective May 30, 2018 (the “Agreement”). This letter will confirm that, effective July 30, 2018, the date by which the Company and you intend to enter into a Definitive Agreement shall be changed to September 30, 2018, and all references in the Agreement to July 30, 2018 shall be changed to September 30, 2018.

Very truly yours,

Destination Maternity Corporation

By:	/s/ David R. Stern
Name:	David R. Stern
Title:	Executive Vice President & Chief Financial Officer

Agreed and accepted:

/s/ Marla Ryan	July 30, 2018
Marla Ryan	Date